Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in each of the three Registration Statements on Form S-8 (No. 33-51454, No. 333-01061 and No. 333-64984) of Mattel, Inc. of our report dated June 28, 2005 relating to the financial statements of the Mattel, Inc. Personal Investment Plan and the Mattel, Inc. Hourly Employee Personal Investment Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Los Angeles, California

June 28, 2005